QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.39

MAINTENANCE AND SUPPORT AGREEMENT

        This Maintenance and Support Agreement ("MSA") is entered into between Baltimore Technologies Ltd., with a principal place of business at IFSC House, International Financial Services Centre, Custom House Quay, Dublin 1, Ireland, including its holding company and all subsidiary and affiliate companies ("Baltimore") and CommerceOne, having a principal place of business at 4440 Rosewood Drive, Pleasanton, CA 94588, USA ("Licensee").

        WHEREAS:

        Baltimore agrees to provide to Licensee certain services with respect to the maintenance and support of the Licensed Product(s) specified in Exhibit A hereto (the "Services"). This MSA is supplemental to and shall be read solely in conjunction with the License Agreement executed on June 30th 2000, (the "License Agreement") and the Toolkit & Upgrades Deliverables Insert.

        1.     DEFINITIONS

        All definitions, terms and conditions of the License Agreement and the attached Service Levels document are herein incorporated by reference.

          1.1.  "Services" means maintenance services, support centre services, software support services, hardware support services and any additional services provided hereunder.

          1.2.  "Service Level" means the service plan selected by Licensee from Baltimore's offerings and indicated in Exhibit A hereto. Baltimore reserves the right to modify its offerings from time to time at its sole discretion. Any such changes will be effective as to Licensee as of the next annual renewal date; Licensee will receive a minimum of 60 days notice of all changes to the Service Levels, and may elect to change Service Levels at the annual renewal date, subject to payment of the requisite fees.

          1.3.  "Site" means the location(s) where the Licensed Product(s) is installed or operated, as defined in Exhibit A. Site shall also include such other location(s) as Licensee may require provision of Services, subject to charges as outlined in this MSA and all Exhibits hereto.

        2.     PROVISION OF SERVICES

          2.1.  Each reported fault will at the time of report be assigned to the relevant category (defined below) and addressed within the relevant response times as detailed in the relevant Service Level:

            2.1.1. Category 1 shall be total security sub-system failure;

            2.1.2. Category 2 shall be failure of one or more system functions making use of the system difficult;

            2.1.3. Category 3 shall be failure of a non-critical function having no significant effect on the system operation; and

            2.1.4. Category 4 shall be any problem having minimal or no impact on the system operation, requests for information or requests for enhancements.

          2.2.  Baltimore will use all commercially reasonable efforts to meet the target timescales for Resolutions and Workarounds as described in the Service Levels.

          2.3.  Baltimore will provide Software Support Services only for the present and immediately previous version (Major or Minor Upgrade, as defined in the Service Levels document) of the Licensed Software.

            2.3.1. Baltimore will support each version of Licensed Software for a minimum period of eighteen (18) months from its initial commercial release (i.e. current shipping release plus immediate previous release, e.g. Version A & B). Ninety (90) days following release of a new version of Licensed Software (subject to the eighteen (18) month period above), support services for the penultimate version will cease, (i.e. Support for Version A will continue for a further 90 days following the release of Version C.)

          2.4.  Baltimore will provide Hardware Support Services for a maximum of three (3) years from the date of purchase, unless otherwise stated herein.

          2.5.  Excluded Services

            2.5.1. Unless expressly stated herein, Baltimore shall have no obligation whatsoever to provide support:

              2.5.1.1. relating to problems caused by (i) Licensee's modifications to the Licensed Product(s), or (ii) use of the Licensed Product(s) in a manner or form other than defined and described in the License Agreement, the MSA, the Documentation or Related Materials. Licensee's failure to perform its obligations does not impose any obligation on Baltimore to provide support

              2.5.1.2. regarding any functionality not directly related to the Licensed Product(s);

              2.5.1.3. regarding problems caused by hardware, software, networks, firmware or media not supplied, serviced or supported by Baltimore;

              2.5.1.4. to persons not directly employed or retained by Licensee; and/or

              2.5.1.5. any accident or disaster affecting the Licensed Product(s) including (but not limited to) fire, flood, lightning or vandalism.

          2.6.  Escalation Process

    If a fault remains unresolved beyond its scheduled repair time Baltimore will escalate the issue according to the relevant Service Level. Reclassification of a fault to a lesser Category shall not be regarded as failure to resolve the fault, and will reset the scheduled repair time according to the new category beginning with the date of reclassification. Reclassification of a fault shall be by mutual agreement between the Parties in accordance with the relevant Service Level.

          2.7.  Baltimore undertakes to Licensee that each of its personnel shall:

            2.7.1. be suitably qualified, experienced and equipped to carry out the Services or related tasks efficiently and in a professional manner so as to comply with the reasonable requirements of Licensee and with the terms of this MSA;

            2.7.2. provide the Services with due care and skill;

            2.7.3. conform to Licensee's normal codes of staff and security practice when on Licensee's site;

            2.7.4. use reasonable endeavours to promote Licensee's interests hereunder;

            2.7.5. although remaining under the overall control of Baltimore at all times, be responsive to the reasonable requirements of Licensee in connection with the provision of the Services.

        3.     OBLIGATIONS

          3.1.  The Service Levels assume that Licensee will identify, document and report each problem, supply Baltimore with all necessary documentation and assistance to demonstrate and diagnose the problem, and promptly implement each Patch, Workaround, Update or other solution to such problem as provided by Baltimore.

          3.2.  Licensee shall ensure that any personnel having access to the Licensed Product(s) are properly trained. Licensee will assure the proper use, management and supervision of the Licensed Product(s). Baltimore will not be liable for any damages caused by Licensee's failure to fulfill these responsibilities.

          3.3.  Throughout the term of this MSA, Licensee shall afford to Baltimore and/or any of its personnel such access to the Site as may be reasonably necessary for the proper performance of the Services. In addition, Licensee shall:

            3.3.1. make available such working space and facilities at the Site as may be reasonably necessary for provision of the Services;

            3.3.2. to the extent of Licensee's abilities, make freely available all relevant Equipment, documentation and other information necessary for Baltimore to diagnose a fault in the Licensed Product(s); and

            3.3.3. copy and use any Updates, modifications or corrections to the Licensed Product(s) only as specifically Licensed under the License Agreement and this MSA.

          3.4.  Licensee shall provide Baltimore with five technical and one commercial contact persons who shall be the sole points of contact between Licensee and Baltimore with respect to maintenance and support services. Changes to contacts shall be notified in writing to Baltimore.

          3.5.  Licensee shall indemnify Baltimore and keep Baltimore fully indemnified against all costs, claims, demands, expenses, losses and liabilities of whatever nature (including reasonable attorneys' fees) arising out of, in connection with or consequent upon any claim that Baltimore's use of any information, data or materials supplied by Licensee infringes any patent, copyright, trademark or other intellectual property right of any third party.

        4.     RESTRICTIONS

          4.1.  Licensee shall not modify, or permit any person (excluding Baltimore personnel) to modify, any portion of the Licensed Product(s).

        5.     ACCEPTANCE

          5.1.  Any Update, fault correction, modification or other revision of the Licensed Product(s) provided to Licensee shall be deemed accepted on Delivery unless Baltimore is otherwise notified in writing within 3 days following Delivery.

          5.2.  Acceptance constitutes acknowledgement of Delivery of the Licensed Product(s) as ordered, and does not compromise, invalidate or otherwise affect the warranty provisions.

        6.     PAYMENTS

          6.1.  The annual charge for the Services provided hereunder shall be as set out in Exhibit A.

            6.1.1. In the event that Licensee elects to change Service Levels, a written amendment to this MSA and the License Agreement detailing the change and the resulting fees must be executed by the parties and attached to their respective Agreements. The new Service Level will take effect on the annual renewal date unless otherwise agreed in writing by the parties.

            6.1.2. The annual charge for the Services subsequent to year 1 will not exceed the initial annual charge unless there is an increase in the number of Licensed products or developer kits as set forth in Exhibit A. The incremental charge will then be a maximum of Baltimore's relevant published list price.

          6.2.  Baltimore shall be entitled, after an initial one (1) year period from the Effective Date of this MSA, to vary the Service Charges not more than once in each successive period of twelve (12) months upon giving not less than sixty (60) days prior written notice of any such increase to Licensee.

          6.3.  The first Service Charge shall be due on the Effective Date. Subsequent Service Charges will, subject to Clause 6.1.1 above, become due on each anniversary of the Effective Date.

          6.4.  Licensee shall pay all invoiced fees to Baltimore within thirty (30) days of the invoice date (the Due Date).

            6.4.1. Any payments not received at Baltimore's bank within the thirty (30) day payment period will have interest charged on them at the rate of three percent (3%) above the base lending rate published by Fleet Bank for the period from when such payment was due until the date the payment is actually received.

          6.5.  If payment is not received by the Due Date Baltimore reserves the right to withhold Services until such time as payment is received.

        7.     OWNERSHIP OF REVISIONS

        Any and all Updates, fault resolutions or Upgrades provided to Licensee hereunder shall be considered part of the Licensed Product(s) under the License Agreement and subject to all terms and conditions governing the ownership, proprietary notices, intellectual property rights and liabilities thereof.

        8.     LIMITATION OF LIABILITY

        Neither Party shall be liable for indirect, incidental, consequential, special or exemplary damages (including but not limited to damages for loss of business profits, business interruption, loss of business information, data, goodwill or other pecuniary loss), under any cause of action or theory of liability arising out of the provision, imperfect provision or failure to provide maintenance and support services, irrespective of whether either Party has advance notice of the possibility of such damages. These limitations shall apply notwithstanding the failure of the essential purpose of any limited remedy. THIS LIMITATION SHALL NOT APPLY TO BREACH OF CONFIDENTIALITY.

        Neither Party's total liability for any claim, demand or action arising out of or relating to this Agreement or the services contemplated hereby shall in any case exceed $1Million.

        9.     TERM

        This MSA shall commence on the date hereof and shall renew automatically on each anniversary of that date unless terminated with sixty (60) days written notice in accordance with the provisions of Section 10 herein or the License Agreement.

        10.   TERMINATION

          10.1. In addition to the termination provisions set forth in Section 14 of the License Agreement, this MSA may be terminated:

            10.1.1. Licensee may terminate this MSA at any time after the expiry of the initial one (1) year period ("Initial Period") by giving not less than sixty (60) days written notice to Baltimore; if Baltimore terminates under 10.1, Baltimore keeps any fees paid. If Licensee terminates under 10.1, Baltimore will rebate pro-rata for the remainder of the term following the notice period.

            10.1.2. Either party may terminate this MSA effective immediately upon written notice if the other party:

              10.1.2.1. commits any material breach of this MSA and (in the case of a breach capable of remedy) has not remedied such breach within thirty (30) days of written request to remedy same; or

              10.1.2.2. the other party becomes insolvent, is adjudged bankrupt or becomes the subject of dissolution, liquidation or bankruptcy proceedings whether voluntarily or involuntarily (which are not dismissed within sixty (60) days), is subject to the appointment of a receiver or examiner, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of creditors, or otherwise discontinues business.

          10.1.3. Sections 7, 8 and 11 of this MSA shall survive termination for any reason.

        11.   CONFIDENTIALITY

        The Parties agree that the existence and content of this MSA and any Licensed Product(s) or Services provided hereunder are confidential information subject to the terms of the Non-Disclosure Agreement and Section 16 of the License Agreement executed by the Parties.

        12.   ENTIRETY OF AGREEMENT

        This MSA, including all Appendices hereto, constitutes the entire Agreement between Licensee and Baltimore for the provision of Maintenance and Support Services, and supersedes any prior discussion, negotiation or quotation for Maintenance and Support Services for the Licensed Product(s).

        The headings contained herein are for ease of reference only and shall not in any way affect the interpretation of this MSA or any provision thereof.

        13.   GOVERNING LAW

        Unless otherwise specified in Exhibit A, this MSA and all Exhibits hereto shall be constructed, interpreted and enforced according to the law of the region in which Licensee's primary Baltimore Global Support Services contact is located. For the avoidance of doubt, APAC shall use Australian law, EMEA shall use Irish law, and the Americas shall use Massachusetts and US Federal law.

        IN WITNESS WHEREOF AND SUBJECT TO THE TERMS AND CONDITIONS HEREIN, the Parties hereto execute this MSA as of the date below.

FOR LICENSEE		FOR BALTIMORE
SIGNATURE:	/s/ SAM PRATHER	SIGNATURE:	/s/ JAMES M. KELLY
NAME:	Sam Prather	NAME:	James M. Kelly
TITLE:	SVP Engineering	TITLE:	Vice President
DATE:	6/30/00	DATE:	7/20/00

EXHIBIT A

Licensed Product(s)

Product Name	Platform	No. of developer kits	Maintenance Fee
[**]
Total Maintenance and Support Fees			[**]

[**]
Confidential Treatment requested.

  Site

        The Licensed Product(s) will be delivered as specified in Appendix 1 to the License Agreement.

  Service Level

        Licensee elects the One! Developer Gold Program Service Level. A copy of the current Service Levels document is attached hereto for reference.

  Global Support Services Contact Information [AMERICAS]

Location:	Needham, Massachusetts (USA)
Telephone:	+1 781 455 4602 or +1 888 483 8787 (toll free)
Email:	globalsupport@baltimore.com
Facsimile:	TBA

  Customer Contact Information

Name	Title	Telephone	Mobile	Facsimile	email
Customer Contact Information—Technical
Stephen Wu	Security Architect	408 517 9294		408 517 3992	stephen.wu@commerceone.com
Zahid Ahmed	Security Architect	408 517 3903		408 517 3992	zahid.ahmed@commerceone.com
Joe Sanfilippo	Software Architect	408 517 9245		408 517 3992	joe.sanfilippo@commerceone.com
David Truong	Security Engineer	408 517 9274		408 517 3992	david.truong@commerceone.com
Chris Crall	Senior Sec. Architect	408 517 3935		408 517 3992	chris.crall@commerceone.com
Customer Contact Information—Commercial
Brad Snyder	Group Product Manager	408 517 9260		408 517 3992	brad.snyder@commerceone.com

QuickLinks

MAINTENANCE AND SUPPORT AGREEMENT